EXHIBIT 10.41

             Agreement for the Sale and Purchase of Share in Hainan
           Zhongwei Agricultural Resources Co., Ltd., dated April 30,
        1998 (Certified English translation of original Chinese version)



The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Agreement for the Sale and Purchase of Share in Hainan Zhongwei Agricultural Resources Co., Ltd., between Guilinyang Farm and the Company, dated April 30, 1998.




                                         /s/ Wong Wah On
                                         ----------------------------------
                                         Wong Wah On, Financial Controller

        AGREEMENT FOR THE SALE AND PURCHASE OF SHARE IN HAINAN ZHONGWEI AGRICULTURAL RESOURCES CO.,LTD.


This Agreement is made and entered into by and between:

(1) Hainan Guilinyang State Farm (the "Seller") with its registered office situated at Lingshan, Qiongshan City, Hainan Province 571100 with Mr. Lin Shiluan as its legal representative; and

(2) China Resources Development, Inc. (the "Purchaser") with its registered office situated at 36/F., Far east Finance Center, 10 Harcourt Road, Admiralty, Hong Kong with Mr. Zhang Yibing as its legal representative.

WHEREAS the Seller owns 5,000,000 shares, representing 5% of the total issued and outstanding share capital of Hainan Zhongwei Agricultural Resources Company Ltd. (the "Company") and desires to sell and the Purchaser desires to purchase all of such share capital.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

                           ARTICLE I SALE AND PURCHASE

         Upon and subject to the terms and conditions of this Agreement, the Seller shall sell and the Purchaser shall purchase 5,000,000 shares (the "Sale Shares") held by the Seller with all rights attached thereto as from the Effective Date of this Agreement.

                            ARTICLE II PURCHASE PRICE

         The consideration for the sale and purchase of the Sale Shares shall be Renminbi Yuan Seven Million (RMB7,000,000) (the "Purchase Price") and shall be payable within one month upon the execution of this Agreement.

                       ARTICLE III COMPLETION OF TRANSFER

         Completion shall take place at the headquarters of the Company, except otherwise agreed by all parties concerned, of the following business shall be transacted:-

         (a) The Seller shall deliver or procure the delivery to the Purchaser of :-

                  (i)  the share certificate(s) for the Sale Shares ; and

                  (ii) the written resignation of all the directors nominated or recommended by the Seller.

         (b) The Seller shall procure that a board meeting of the Company shall be held at which:-

                  (i) such person as the Purchaser may nominate shall be appointed as director;

                  (ii) there shall be submitted and accepted the resignation of the directors referred to in Article 3(a) (ii); and

                  (iii) The transfer of the sale Shares shall be approved for registration in shareholder book of the Company.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

4.1 The Seller is a legal person duly organized and validly existing under the laws of the People's Republic of China. The Seller has full corporate power and authority to execute and deliver this Contract and to perform its obligations hereunder.

4.2 The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder, has been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the seller and constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

4.3 The Sale Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. The Seller owns the Shares free and clear of all liens, security interests, pledges or encumbrances of any kind.

4.4 The execution and deliver by the Seller of this Agreement do not and the performance by the Seller of its obligations under this Agreement will not:

         (a) conflict with or result in a violation or breach of any of the certificate or articles of association or other comparable corporate charter documents of the Seller or the Company;

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Seller or the Company or any of their respective assets and properties.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Purchaser as follows:

5.1 The Purchaser is a legal person duly organized, validly existing and in good standing under the laws of the State of Nevada, United States of America. The Seller has full corporate power and authority to execute and deliver this Contract and to perform its obligations hereunder.

5.2 The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder, has been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

5.3 The execution and deliver by the Purchaser of this Agreement do not and the performance by the Purchaser of its obligations under this Agreement will not:

         (a) conflict with or result in a violation or breach of any of the certificate or articles of incorporation or other comparable corporate charter documents of the Purchaser or the Company;

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Purchaser or the Company or any of their respective assets and properties.

                                   ARTICLE VI
                         EFFECTIVENESS OF THE AGREEMENT

6.1 This Agreement shall be become binding and effective upon execution by both the Seller and the Purchaser.

6.2 The Purchaser shall be entitled to the ownership of the Shares and enjoy rights and interests and undertake obligations and liabilities as a shareholder of the Company on the Effective Date of this Agreement.

                                   ARTICLE VII
                             CONTINUING PERFORMANCE

7.1 The Seller and the Purchaser shall each execute and perform and cause or procure to execute and perform all such other documents, acts and things as may be required by or incidental to the preparation, execution, completion and performance of this Agreement and the documents and transactions contemplated hereby.

7.2 All provisions hereof shall, so far as they remain capable of being performed or observed, continue in full force and effect notwithstanding completion of registration of transfer of Sale Shares.

                                  ARTICLE VIII
                              LAW AND JURISDICTION

8.1 This Agreement is governed by and shall be construed in accordance with the laws of the People's Republic of China.

8.2 The parties irrevocably submit to the exclusive jurisdiction of the courts of the People's Republic of China.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 This Agreement supersedes all prior discussion and agreements between the parties hereto with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

9.2 The applicable law of this Agreement is the laws of the People's Republic of China.

9.3 The heading used in this Agreement have been inserted for convenience of reference only and do not define or limit the provision hereof.

9.4 This Agreement may be executed in any number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


Dated this 30th day of April , 1998.

The Seller:
Hainan Guilinyang State Farm



By:  /s/Lin Shiluan
      ----------------------------------
      Lin Shiluan

The Purchaser:
China Resources Development, Inc.



By:  /s/Zhang Yibing
      ---------------------------------
      Zhang Yibing